Date: December 29, 2017

CONSENT OF VALERIE WILSON

I, Valerie Wilson, consent to the inclusion in the Prospectus Supplement of Energy Fuels Inc. (the “Company”) being filed with the United States Securities and Exchange Commission (the “SEC”) on December 29, 2017, of technical disclosure regarding the Canyon Mine (the “Technical Information”) and of references to my name with respect to the Technical Information and the technical report entitled “Technical Report on the Canyon Mine, Coconino County, Arizona, U.S.A.” dated October 6, 2017.

I also consent to the filing of this consent under cover of Form 8-K with the SEC and of the incorporation by reference of this consent and the Technical Information into the Company’s Registration Statement on Form S-3 (No. 333-210782), as amended, filed with the SEC.

(Signed) “Valerie Wilson”

Valerie Wilson, P.Geo.